UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☒	Definitive Information Statement

Resonate Blends, Inc.

(Name of Registrant as Specified In Its Charter)

Copies of communications to:

Jim Morrison, President, Resonate Blends, Inc.

One Marine Plaza, Suite 305A, North Bergen, New Jersey 04047

Telephone: 203-253-9191

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

RESONATE BLENDS, INC.

One Marine Plaza, Suite 305A

North Bergen, New Jersey 04047

To:	The Holders of the Common Stock of Resonate Blends, Inc.

Re:	Action by Written Consent in Lieu of a Special Meeting of Shareholders

This Information Statement is furnished by the Board of Directors of Resonate Blends, Inc., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.0001 par value per share, at the close of business on June 27, 2024. The purpose of this Information Statement is to inform the Company’s shareholders of an action taken by the written consent of the holder of a majority of the voting power of Company, dated as of June 27, 2024, in lieu of a special meeting of shareholders, to wit:

The approval of an amendment to the Company’s Articles of Incorporation, as amended, to (a) change the Company’s corporate name to “Apollo Biowellness, Inc.” and (b) increase the authorized number of shares of preferred stock of the Company from 10,000,000 shares to 75,000,000 shares (the “Amendment”), which Amendment will be filed no sooner than the 20th day after the definitive information statement is mailed to the shareholders of the Company who have not previously consented to the change in corporate name.

The foregoing actions were approved on June 27, 2024, by the Company’s Board of Directors. In addition, on June 27, 2024, the holder of 94.79% of the voting power of the Company’s outstanding voting securities (the “Consenting Shareholder”), as of the record date, approved the foregoing actions. The number of shares voting for the change in corporate name and the increase in the number of authorized shares of preferred stock was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes provides, in part, that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and, in order to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Consenting Shareholder who owns shares representing a majority of the Company’s voting stock.

The above actions taken by the Company’s Consenting Shareholder will become effective on or about August 6, 2024, and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above action cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the shareholders of the Company who have not previously consented to the corporate name change and the increase in the number of authorized shares of preferred stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform the Company’s shareholders of the action described above before it takes place, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about July 17, 2024.

By Order of the Board of Directors

/s/ Jim Morrison
Jim Morrison
President and Chairman

July 17, 2024
North Bergen, New Jersey

RESONATE BLENDS, INC.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.0001 par value per share (the “Common Stock”) of Resonate Blends, Inc., a Nevada corporation (the “Company”), by the Board of Directors to notify them about certain actions the holder of a majority of the voting power of the Company’s outstanding voting securities has taken by written consent in lieu of a special meeting of the shareholders. The shareholder action was taken as of June 27, 2024. Copies of this Information Statement are first being sent on or about July 17, 2024, to the holders of record on June 27, 2024, of the outstanding shares of the Company’s common stock.

General Information

The holder of 94.79% of the voting power of the Company’s outstanding voting securities has approved the following actions by written consent dated June 27, 2024, in lieu of a meeting of the shareholders:

The approval of an amendment to the Company’s Articles of Incorporation, as amended, to (a) change the Company’s corporate name to “Apollo Biowellness, Inc.” and (b) increase the authorized number of shares of preferred stock of the Company from 10,000,000 shares to 75,000,000 shares (the Amendment), which Amendment will be filed no sooner than the 20th day after the definitive information statement is mailed to the shareholders of the Company who have not previously consented to the change in corporate name.

The Company may ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s shareholders as a result of the approval of the Amendment, as set forth above.

Vote Required

The vote, which was required to approve the Amendment, was the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding voting securities. Each holder of Company common stock is entitled to one (1) vote for each share of common stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is June 27, 2024. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on June 27, 2024 (the “Record Date”). As of the Record Date, the Company had outstanding (a) 96,179,058 shares of common stock and (b) 2,000,000 shares of Series C Convertible Preferred Stock. The holder of such Series C Convertible Preferred Stock possesses 94.79% of the voting power of the Company’s outstanding voting securities. Holders of the Company’s common stock have no pre-emptive rights. All outstanding shares are fully paid and non-assessable. The transfer agent for the Company’s common stock is Worldwide Stock Transfer, LLC, 1 University Plaza, Suite 505, Hackensack, New Jersey 07601.

Vote Obtained – Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at any annual or special meeting of shareholders of a corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Amendment and to effectuate the Amendment as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize and did, in fact, obtain, the written consent of the holders of a majority of the voting power of the Company.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) to the Company’s shareholders on the Record Date. The corporate actions described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about August 6, 2024.

The entire cost of furnishing this Information Statement will be borne by the Company.

PRINCIPAL SHAREHOLDERS

At June 27, 2024, the Record Date, the Company had (a) 96,179,058 shares of common stock and (b) 2,000,000 shares of Series C Convertible Preferred Stock issued and outstanding. The following table sets forth information known to the Company as of the Record Date, relating to the beneficial ownership of shares of its voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Resonate Blends, Inc., One Marine Plaza, Suite 305A, North Bergen, New Jersey 04047. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of the Company’s common stock outstanding on that date and all shares of its common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of the Company’s common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock		Series C Preferred Stock
	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)
Jim Morrison	0	0%	2,000,000	100%
James W. Zimbler	0	0%	0	0%
Sandy Lipkin	0	0%	0	0%
Lance Liberti	0	0%	0	0%
All Directors and Executive Officers as a Group (4 persons)	0	0%	0	0%
5% Holders
Richard Hoge	5,198,640	5.4%	0	0%

(1)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	The percent of class is based on 96,179,058 shares of common stock outstanding and 2,000,000 shares of Series C Preferred Stock outstanding as of June 27, 2024.

ACTION ONE — CHANGE IN CORPORATE NAME

The Company’s Board of Directors and the holder of a majority of the voting power of the Company’s common stock have approved an amendment (the Amendment) to the Company’s Articles of Incorporation to change the Company’s corporate name to “Apollo Biowellness, Inc.” The form of Certificate of Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this Information Statement.

The Company’s Board of Directors believes that it is in the best interest of the shareholders to change the corporate name of the Company.

Vote Required

Pursuant to the Nevada Revised Statutes, the Amendment to effect the change in corporate name required the approval of holders of a majority of the voting power of the Company’s outstanding voting securities. As discussed above, the holder of a majority of the voting power of the Company’s outstanding voting securities has consented to the corporate name change.

Purpose of the Name Change

With the Company’s recent acquisition of Emergent Health Corp. (“EMGE”), the Company believes changing its corporate name to a name that reflects a broadened business plan to be advisable. The Company’s new subsidiary, EMGE, engages in the discovery, development and marketing of products designed to better mankind. The Company believes it is positioning itself to be a leader in the field of Regenerative Medicine defined by the National Institute of Health using nutritionally designed products. Intended products are to be marketed under third-party label exemptions. Under Nevada law, the name change may be effected by filing an amendment to the Company’s Articles of Incorporation changing the Company’s corporate name.

The Company’s new name will become effective upon the filing of the Amendment with the Nevada Secretary of State. The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to the Company or its transfer agent for exchange for new certificates reflecting the new Company name.

The Company’s common stock is currently quoted in the over-the-counter market and, pursuant to Rule 10b-17 of the Securities Exchange Act of 1934, the Company’s corporate name change will require approval by FINRA, in order for it to be recognized for trading purposes. The Company expects to receive FINRA’s approval for the corporate name change after the effective date of the corporate name change. The corporate name change will result in a change in the CUSIP number for the Company’s common stock. Additionally, there will occur a change in the trading symbol of the Company’ common stock. Definitive information with respect to the new CUSIP number will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the effective date of the corporate name change.

The Company’s change of corporate name will become effective upon the filing of the Amendment with the Nevada Secretary of State. Information with respect to the filing of the Amendment and the corporate name change will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

ACTION TWO — INCREASE IN AUTHORIZED SHARES OF PREFERRED STOCK

The Company’s Board of Directors and the holder of a majority of the voting power of the Company’s common stock have approved an amendment (the Amendment) to the Company’s Articles of Incorporation increase the number of authorized shares of preferred stock of the Company from 10,000,000 shares to 75,000,000 shares. The form of Certificate of Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this Information Statement.

The Company’s Board of Directors believes that it is in the best interest of the shareholders to adopt the increase in authorized preferred stock.

Other than the corporate name change and the increase in authorized preferred stock, the Amendment does not incorporate any other material changes.

Vote Required

Pursuant to the Nevada Revised Statutes, the Amendment to effect the increase in the authorized number of shares of the Company’s preferred stock required the approval of a majority of the Company’s outstanding voting stock. As discussed above, the holder of a majority of the Company’s common stock has consented to the increase in authorized preferred stock.

Purpose of the Increase in Capital Shares

The Board of Directors believes the increase in authorized preferred stock is necessary and advisable in order to maintain the Company’s financing and capital-raising ability. The Company’s authorized preferred stock would need to be increased to increase the number of shares of Company capital stock available for issuance to investors who may provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions and other transactions which the Company’s Board of Directors may determine are in the best interests of the Company.

This increase in the authorized number of shares of preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Company’s stockholders. Management use of additional shares of preferred stock to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction.

The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the authorized share increase be used as a type of antitakeover device. Any additional authorized shares of preferred stock, when issued, would have such designations, rights and preferences as the Company’s Board of Directors may determine.

The Company’s increase in the authorized number of shares of the Company’s preferred stock will become effective upon the filing of the Amendment with the Nevada Secretary of State. Information with respect to the filing of the Amendment and the increase in authorized preferred stock will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 50 Fifth Street, N.W., Washington, DC 20549. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Quarterly Report on Form 10-Q for the period ended March 31, 2024;

(2)	Annual Report on Form 10-K for the fiscal year December 31, 2023;

(3)	Current Report on Form 8-K filed March 20, 2024, as amended on April 16, 2024; and

(4)	Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You may request a copy of these filings, at no cost, by writing Corporate Secretary, Resonate Blends, Inc., One Marine Plaza, Suite 305A, North Bergen, New Jersey 04047, or telephoning the Company at 203-253-9191. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Resonate Blends, Inc., One Marine Plaza, Suite 305A, North Bergen, New Jersey 04047, or telephoning the Company at 203-253-9191.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions described herein, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Jim Morrison
Jim Morrison
President and Chairman

July 17, 2024
North Bergan, New Jersey

Appendix A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Entity information:

Name of entity as on file with the Nevada Secretary of State:

Resonate Blends, Inc.

Entity or Nevada Business Identification Number (NVID): _______________

2.	Restated or Amended and Restated Articles:

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3.	Type of Amendment Filing Being Completed:

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ Board of Directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 94.79%

☐ Officer’s Statement (foreign qualified entities only) -

Name of home state, if using a modified name in Nevada: ___________________

Jurisdiction of formation: ___________________

Changes to takes the following effect:

☐ The entity name has been amended.

☐ Dissolution

☐ The purpose of the entity has been amended.

☐ Merger

☐ The authorized shares have been amended.

☐Conversion

☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation’s creation.

4.	Effective Date and Time: (optional)

Date: ____________________ Time: _________

(must not be later than 90 days after the certificate is filed)

5.	Information Being Changed: (Domestic corporations only)

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

See below.

6.	Signature:
		Signature	Title

Please include any required or optional information in space below:

(attached additional page(s) if necessary)

Article I – Name of the Articles of Incorporation of the Corporation be and it is amended, as follows:

“The name of the corporation shall be Apollo Biowellness, Inc.”

Article III – Capital Stock, Section 1, Authorized Shares of the Articles of Incorporation of the Corporation be and it hereby is amended, as follows:

“The aggregate number of shares which the Corporation shall have authority to issue is Two Billion Ten Million (2,075,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two billion (2,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is seventy-five million (75,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.”